As filed with the Securities and Exchange Commission on December 23, 1996
                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           NEVADA ENERGY COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                  Delaware                           84-0897771
        (State or other jurisdiction)    (I.R.S. Employer Identification No.)
      of Incorporation or organization)

                         1187 Coast Village Road #1-381
                             Santa Barbara, CA 93108
                    (Address of principal executive offices)


                          Consulting/Compensation Plan
                              (Full title of plan)


                                 Kevin J. Quinn
                        11400 W. Olympic Blvd. 2nd Floor
                              Los Angeles, Ca 90405
                     (Name of address of agent for service)


                                 (213) 680-9900
                     (telephone number, including area code,
                              of agent for service)


Page one of 13 pages contained in the sequential numbering system. The Exhibit order may be found at page 7.

COPIES TO:




Kevin J. Quinn                            Stefan N. Tevis, President
11400 W. Olympic Blvd., 2nd Floor         Nevada Energy Company, Inc.
Los Angeles, Ca  90064                    1187 Coast Village Road #1-381
                                          Santa Barbara, CA 93101



                         CALCULATION OF REGISTRATION FEE

                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities To     Amount To         Offering Price   Aggregate          Amount of
Be Registered     Be Registered(1)  Per Share(3)     Offering Price(3)
Registration Fee
-------------     ----------------  ------------     -----------------  ----------
------
Class A           2,500,000         $0.25            $625,000           $189.39
Common Stock


(1) Pursuant to Rule 416, the number of shares being registered shall be adjusted to include any additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with anti-dilution provisions of stock options, and anti-dilution adjustments to the amount of Common Stock shares issuable pursuant to stock options exercised thereafter.

(2)  Represents   2,500,000   to   be    issued   pursuant   to   the   informal
consulting/compensation plan of Registrant and includes re-offers of such shares.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h), based upon the average of the bid and asked price of the Common Stock Shares on December 20, 1996.
================================================================================








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



                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.          Plan information
                 Omitted as permitted.

Item 2.          Registrant information and Employee Plan Annual Information.
                 Not Applicable

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference

   The following  documents  filed with the Securities  and Exchange  Commission
(the   "Commission")  by  Nevada  Energy  Company,   Inc.  (the  "Company")  are
incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 1996 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15 (d) of the Securities Exchange Act since the end of the Company's fiscal year ended February 29, 1996.

   All reports or other documents  subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to incorporated by reference herein and to be a part hereof from the respective dates of filing of such reports or documents.

Item 4.          Description of Securities.
                 Not applicable.

Item 5.          Interest of Names Experts and Counsel.
                 Not applicable

Item 6.          Indemnification of Directors and Officers.
                 Not applicable.

Item 7.          Exemption from Registration Claimed.
                 Not applicable.

Item 8.          Exhibits
         5             Opinion and Consent of Kevin J. Quinn

         23.1          Consent of Kevin J. Quinn
                       (Included in Exhibit 5)

         23.2          Consent of Kafoury, Armstrong & Company

         24            Power of Attorney (page 6 of this Registration Statement)

Item 9.          Undertakings

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file,  during  any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act")

                    (ii) to  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                    (iii) to include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information required to be included in a post-effective amendment by those paragraphs which are contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona-fide offering thereof.

   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of Item 6 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, California, on December 20, 1996.

                           NEVADA ENERGY COMPANY, INC.

                             By: \s\ Stefan N. Tevis
                                --------------------
                               Stefan N. Tevis
                            Chairman of the Board and
                             Chief Executive Officer

   We the undersigned, directors and officers of Nevada Energy Company, Inc., do hereby constitute and appoint Stefan N. Tevis and Kenton H. Bowers, or either of them, acting individually, as our true and lawful attorneys and agents to do any and all acts and things in our name and on behalf, in our capacities indicated below which said attorneys and agents, or any one of them, may deem necessary or advisable to enable said corporation to comply with the Securities and Exchange Commission, in connection with this Registration statement, or amendment thereto, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in our capacities indicated below, any and all amendments (including post-effective amendments) hereof and we do hereby ratify and confirm all that the said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities and on the dates indicated.

\s\   Stefan Tevis            Chief Executive Officer and      December 20, 1996
----------------------------  Director (Principal Executive
Stefan N. Tevis               Officer)


\s\   Ken Bowers              Vice-President Finance           December 20, 1996
----------------------------  (Chief Financial Officer)
Kenton H. Bowers

\s\   Charles A. Cain         Chairman of the Board,           December 20, 1996
----------------------------  Director
Charles A. Cain

\s\   Peter J. Cannell        Director                         December 20, 1996
----------------------------
Peter J. Cannell

                              INDEX TO EXHIBITS

EXHIBIT                                                                    PAGE
-------                                                                    ----

5       Opinion and Consent of Kevin J. Quinn................................8
23.1    Consent of Kevin J. Quinn (Included in Exhibit 5)....................8
23.2    Consent of Kafoury, Armstrong & Company..............................9
24      Power of Attorney (page 6 of this Registration Statement)............6
99      Prospectus..........................................................10










































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